UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 20, 2005

Pennichuck Corporation

(Exact Name of Registrant as Specified in Its Charter)

New Hampshire

(State or Other Jurisdiction of Incorporation)

0-18552	02-0177370

(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire	03054

(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5191

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      On October 20, 2005 (the "Issue Date"), Pennichuck Water Works, Inc. ("Pennichuck Water"), a public utility corporation that is a wholly-owned subsidiary of Pennichuck Corporation ("the Company"), completed a financing through the Business Finance Authority of the State of New Hampshire (the "Authority"), in which the Authority issued bonds in the aggregate principal amount of $49,485,000 (the "Bonds"). Under the terms of a Master Loan and Trust Agreement (the "Master Agreement") that the Authority, Pennichuck Water and The Bank of New York Trust Company, N.A., as Trustee (the "Trustee"), entered into as part of the Bond financing, Pennichuck Water may borrow the proceeds of the Bonds from the Authority from time to time. It is the intention that interest on the Bonds generally will be excluded from the gross income of the holders of the Bonds for federal income tax purposes.

      Under the terms of the Master Agreement, Pennichuck Water borrowed $12,125,000 as of the Issue Date and may borrow up to an additional $37,360,000 of the proceeds of the Bonds from the Authority to finance the costs of upgrades of certain water facilities to be owned and operated by Pennichuck Water (the "Project").

The Project includes

*	upgrades to Pennichuck Water's Nashua, New Hampshire water treatment plant,

*	improvements to its water supply, including security upgrades, watershed improvements and the removal of arsenic from affected wells,

*

improvements to its water distribution system, including the installation of radio meter reading equipment, water main replacement and rehabilitation in Nashua, and maintenance or replacement of two water storage tanks having a combined capacity of 5.9 million gallons, and

*	operational improvements to its water system including improvements to pumping stations, acquisition of rolling stock, and acquisition and installation of water meters.

      The facilities constituting the Project are not mortgaged, pledged or otherwise encumbered as security for the Bonds. The facilities are subject, however, to the negative covenants described in Item 2.03 below.

      Ambac Assurance Corporation has issued, as of the Issue Date, a financial guaranty insurance policy, which insures, when due, the payment of the principal and interest on the Bonds at the stated maturity thereof to the extent such amounts are not paid by Pennichuck Water. The insurance extends for the term of the Bonds and cannot be canceled by Ambac. The Ambac policy insures payment only on stated maturity dates, on mandatory sinking fund installment dates, if any, and upon mandatory redemption following a determination of taxability, in the case of principal, and on stated dates for payment, in the case of interest. A determination of taxability means a determination, as provided in the Master Agreement, that the interest income on any of the Bonds does not qualify for exclusion from the gross income of a holder thereof for federal income tax purposes. If the Bonds become subject to mandatory redemption (other than as a result of a determination of taxability) and insufficient funds are

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available for redemption of all outstanding Bonds, the Ambac financial guaranty insurance policy provides that Ambac will remain obligated to pay principal of and interest on outstanding Bonds on the originally scheduled interest and principal payment dates including mandatory sinking fund redemption dates. In the event of any acceleration of the principal of the Bonds, the insured payments will be made at such times and in such amounts as would have been made had there not been an acceleration. Pennichuck Water is obligated to reimburse Ambac immediately and unconditionally upon demand for all amounts advanced by Ambac pursuant to the Ambac policy.

The description of the Master Agreement and the loans made to Pennichuck Water thereunder set forth in Item 2.03 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      Under the terms of the Master Agreement that Pennichuck Water, the Authority, and The Bank of New York Trust Company, N.A., as Trustee (the "Trustee"), entered into as part of the Bond financing, Pennichuck Water may borrow the proceeds of the Bonds from the Authority. Pursuant to the Master Agreement, a segregated fund (the "Project Fund") is established with the Trustee from which Pennichuck Water may request funds. Disbursements from the Project Fund will be made by the Trustee to pay directly or to reimburse Pennichuck Water for Project Costs (as defined in the Master Agreement) or indebtedness incurred to pay Project Costs, as directed by requisitions presented and signed by Pennichuck Water.

The Borrowing under the Master Agreement

      The Bonds, which were issued in three series, are designated as the Business Finance Authority of the State of New Hampshire Water Facility Revenue Bonds (Pennichuck Water Works, Inc. Project) 2005 Series A ("Series A"), 2005 Series B ("Series B"), and 2005 Series C ("Series C"). The Series A Bonds were offered to the public at a price of 97% of par, with a public offering yield of 4.892%. The Series B Bonds were offered to the public at a price of 101.622% of par, with a public offering yield of 3.250%. The Series C Bonds were offered to the public at a price of 103.007% of par, with a public offering yield of 3.390%.

      The proceeds of the Series A Bonds, in the aggregate principal amount of $12,125,000, were loaned to Pennichuck Water on the Issue Date. The proceeds of the Series B Bonds, in the aggregate principal amount of $17,865,000, and the Series C Bonds, in the aggregate principal amount of $19,495,000, have been deposited into an escrow account maintained by The Bank of New York Trust Company, N.A., as escrow agent (the Series B and Series C Bonds, while the proceeds from these bonds are so held in escrow, are sometimes referred to as the "Escrow Bonds"). The description of the Bond financing set forth in Item 1.01 above is incorporated herein by reference.

On October 2, 2006, with respect to the Series B Bonds, and on October 1, 2007, with respect to the Series C Bonds, or such later dates as may be requested by Pennichuck Water

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under the Master Agreement, the amounts in escrow will either (a) upon Pennichuck Water's request, be loaned to Pennichuck Water to finance the Project or (b) if Pennichuck Water does not request the amounts in escrow, the Series B Bonds or the Series C Bonds, as applicable, will be subject to mandatory purchase from the Bond holders. Pennichuck Water expects to request to borrow the full amount of the proceeds of the Escrow Bonds.

      While the proceeds of the Series B Bonds and Series C Bonds are in escrow, Pennichuck Water is not legally or financially obligated under the Master Agreement (or any agreement entered into in connection with the Master Agreement) with respect to the payment of the principal or interest or, in the case of a mandatory redemption, the purchase price of the Escrow Bonds. Therefore, the indebtedness represented by the Series B and Series C Bonds will not be shown as a liability on the Company's consolidated financial statements, unless and until the proceeds of one or more subseries of Escrow Bonds have been loaned to Pennichuck Water upon specific request by Pennichuck Water under the terms of the Master Agreement and such proceeds have been deposited into the Project Fund to finance the Project.

Pennichuck Water's Obligation to Service the Debt Incurred

      The Series A Bonds are payable solely from revenues received from Pennichuck Water by the Trustee under the Master Agreement. The Series B Bonds and the Series C Bonds will be payable solely from amounts on deposit in the Escrow Agreement until such time as the proceeds of the Series B Bonds and the Series C Bonds are released from escrow, and thereafter the Series B Bonds and the Series C Bonds are payable solely from revenues received by the Trustee under the Master Agreement. The Bonds do not constitute an indebtedness or other liability of the State of New Hampshire or of any other political subdivision thereof. Neither the faith and credit of the Authority or the State of New Hampshire or any other political subdivision is pledged to the payment of the Bonds or the interest thereon.

      Pennichuck Water will pay interest on the Series A Bonds at a fixed rate of 4.70% per annum from their Issuance Date to, but not including, October 1, 2035. The Series A Bonds will be payable semiannually on April 1 and October 1 of each year, commencing on April 1, 2006. The Series B Bonds will initially bear interest at a term rate of 5.00% per annum from their Issuance Date to, but not including, October 2, 2006 or such later business day as Pennichuck Water requests, pursuant to the Master Agreement, to borrow the proceeds of the Series B Bonds to finance the Project. The Series B Bonds are payable semiannually commencing on April 2, 2006 and October 2, 2006, and on April 1 and October 1 of each year thereafter. The Series C Bonds will initially bear interest at a term rate of 5.00% per annum from their Issuance Date to, but not including, October 1, 2007 or such later business day as Pennichuck Water may request to borrow the proceeds thereof. The Series C Bonds are payable semiannually on April 1 and October 1 of each year, commencing April 1, 2006.

      On or after the date that the proceeds of the Series B Bonds or the Series C Bonds are loaned to Pennichuck Water, the rate of interest and timing of interest payments on such series of Bonds may be adjusted from time to time to auction, daily, weekly, term, fixed or commercial paper rates at the election of Pennichuck Water in accordance with certain conditions as set forth in the Master Agreement. When Pennichuck Water elects to change the interest rate mode, it must give notice of the proposed change in interest rate mode to the Trustee, which notice the Trustee must give to the holders of such Bonds. The Bonds will then be remarketed by a

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remarketing agent, as provided in the Master Agreement. Bonds of a subseries to be changed from one interest rate mode to another mode are subject to mandatory purchase on the mode change date.

Pennichuck Water's Covenants under the Master Agreement

      The Master Agreement contains affirmative and negative covenants of Pennichuck Water with respect to the Project, including, without limitation, an affirmative covenant of Pennichuck Water to diligently carry out the Project and use its best efforts to complete the Project at its own expense to the extent that the Project Fund is insufficient to complete the Project. The Master Agreement also contains a negative covenant that restricts Pennichuck Water's ability, without the Trustee's prior consent, to sell, lease, or otherwise dispose of, or place any other person in the possession of, the real property included in the Project or make any material change in the purposes for which the Project is to be used.

      In addition, the Master Agreement contains negative covenants of Pennichuck Water relating to its operations. The negative covenants restrict the ability of Pennichuck Water to, among other things, merge or consolidate; sell certain assets; make investments in securities of other persons; make advances, extend credit or issue guarantees to other persons; change the general nature of its business; declare or pay dividends or make distributions on shares of its common stock if immediately thereafter its net worth would be less than $4,500,000; repurchase for consideration shares of its common stock; incur liens on certain of its assets; create, issue, incur, assume or guarantee short-term debt where it would cause the total debt to exceed 65% of the sum if its total debt, capital stock and surplus accounts; or create, issue, incur, assume or guarantee long-term debt where it would cause the total outstanding long-term debt to exceed the sum of deposited cash and 60% of its net amount of capital properties, or its earnings available for interest would not equal at least one and one-half times the amount of annual interest which Pennichuck Water would then be obligated to pay on account of all long-term debt.

Redemption of the Bonds and Acceleration of Indebtedness under the Master Agreement

      The Master Agreement provides for mandatory redemption of the Bonds in certain circumstances, including a determination of taxability of the Bonds. In the event of a determination of taxability, the Bonds are to be redeemed at a redemption price equal to 100% of their principal amounts plus accrued interest to the redemption date.

      As further described in the Master Agreement, Pennichuck Water may also redeem the Bonds, other than the Escrow Bonds, at its option. Optional redemption of the Bonds may occur on various dates and at various redemption rates, which depend on the then current interest rate mode of the Bonds to be redeemed.

      The Master Agreement also provides for mandatory redemption of the Bonds in the event of an eminent domain taking or temporary use of all or substantially all of the tangible property of Pennichuck Water used or useful in its business as a water company by any governmental body. In such event, the Bonds will be redeemed (a) if redeemed during any period during which the Bonds are not subject to optional redemption, at a redemption price equal to 101% of the principal amount of the Bonds plus accrued interest to the redemption date and (b) if redeemed during any period during which the Bonds are subject to optional redemption, at the

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optional redemption price then applicable to the Bonds plus accrued interest to the redemption date. The Company expects that any taking of Pennichuck Water's assets by the City of Nashua in the matter now pending before the New Hampshire Public Utilities Commission would represent the taking of substantially all of the tangible property of Pennichuck Water used or useful in its business as a water company and would therefore trigger mandatory redemption of the Bonds.

      Upon the occurrence of an event of default under the Master Agreement, the Trustee may, with the written consent of the bond insurer, and shall, at the discretion of the bond insurer, declare immediately due and payable the then outstanding principal amount of the Bonds (other than the Escrow Bonds), and accrued interest thereon. An event of default under the Master Agreement includes, without limitation, payment defaults; failure to pay certain indebtedness; defaults with respect to certain insurance obligations; bankruptcy and insolvency related defaults; and judgment related defaults. Pennichuck Water shall have no obligation and there shall be no recourse to it with respect to the Escrow Bonds in the case of an event of default; the sole sources of payment of the Escrow Bonds in the case of an event of default are the moneys available therefor under the escrow agreement contemplated by the Master Agreement.

A copy of the Master Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed with this Report:

Exhibit No.	Description

10.1

Master Loan and Trust Agreement dated as of October 1, 2005 among the Business Finance Authority of the State of New Hampshire, Pennichuck Water Works, Inc. and The Bank of New York Trust Company, N.A., as Trustee

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION

Date: October 25, 2005	By:	/s/ Donald L. Correll

Name: Donald L. Correll
Title: President and Chief Executive Officer

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INDEX OF EXHIBITS

Exhibit No.	Description

10.1

Master Loan and Trust Agreement dated as of October 1, 2005 among the Business Finance Authority of the State of New Hampshire, Pennichuck Water Works, Inc. and The Bank of New York Trust Company, N.A., as Trustee

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